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                                                                    EXHIBIT 99.2

                      Assignment and Assumption Agreement

            Assignment and Assumption Agreement, dated as of December 6, 2004, between Thornwood Associates L.P. (the "Seller") and AREP Oil & Gas LLC (the "Purchaser"). Capitalized terms used herein shall have the meanings attributed to them in the Purchase Agreement, dated as of even date herewith, between Purchaser and Seller (the "Purchase Agreement").

      In consideration of the purchase and sale of the Notes and Rights in accordance with the Purchase Agreement, Purchaser and Seller agree as follows:

      1. Seller hereby transfers and conveys all of its right, title and interest in and to the Notes and Rights to Purchaser.

      2. Purchaser hereby accepts all of Seller's right, title and interest in and to the Notes and Rights.

      3. As a result of the foregoing, Purchaser is the sole owner of the Notes and Rights.

      4. Seller hereby assigns to Purchaser all rights under all UCC filings, mortgages and similar security or perfection documents relating to the Notes and Rights and, following the date hereof and at the sole cost and expense of Seller will, at the request of Purchaser, promptly file all assignments and other documents so requested by Purchaser in respect of the foregoing.

      IN WITNESS WHEREOF, the parties have executed this document on December 6, 2004.

                                        THORNWOOD ASSOCIATES L.P.

                                         By: Barberry Corp., its general partner

                                        By: /s/ Edward E. Mattner
                                            ------------------------------------
                                            Name: Edward E. Mattner
                                            Title: Vice President

                                        AREP OIL & GAS LLC

                                        By: American Real Estate Holdings
                                             Limited Partnership, its member

                                             By: American Property Investors,
                                                 Inc., its general partner

                                             By: /s/ John P. Saldarelli
                                                 -------------------------------
                                             Name: John P. Saldarelli
                                             Title: Chief Financial Officer